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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Sturm, Ruger & Company, Inc. (the "Company"), pertaining to the 2001 Stock Option Plan for Non-Employee Directors, of our reports dated February 11, 2000, with respect to the consolidated financial statements of the Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


Stamford, Connecticut
January 5, 2001